EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          U S INDUSTRIAL SERVICES, INC.

                     (PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)


          U S INDUSTRIAL SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation duly adopted
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resolutions setting forth a proposed amendment to the Certificate of
Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of said amendment to the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, and stating that such amendment will be effective only after approval thereof by the holders of a majority of the outstanding shares of common stock, $.01 par value per share ("Common Stock"), of the Corporation entitled to vote thereon.

          SECOND: That thereafter, pursuant to resolutions of the Board of
          ------
Directors of the Corporation, said amendment was submitted to the holder of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon, and such holder adopted the following resolution pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware to amend the Certificate of Incorporation of the Corporation:


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                    RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH

          "The total number of shares of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares of common stock, $.01 par value per share (hereinafter referred to as "Common Stock"), and one million (1,000,000) shares of preferred stock, $.01 par value per share (hereinafter referred to as "Preferred Stock").

          THIRD: That said  amendment was duly adopted in accordance  with the
          -----
provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its CFO, this 28th day of December, 1999.

                                        U S INDUSTRIAL SERVICES, INC.



                                        By:      /s/ Mike Appling, Jr.
                                           -------------------------------------
                                                 Mike Appling, Jr.
                                                 CFO

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